Exhibit 99.1


           MoSys, Inc. Reports Third Quarter 2007 Financial
                               Results

    Company Achieves Sequential and Year-over-Year Royalty Revenue
           Growth Led By Strong Consumer Game Console Demand


    SUNNYVALE, Calif.--(BUSINESS WIRE)--October 30, 2007--MoSys, Inc. (MoSys), (Nasdaq:MOSY), a leading provider of high-density system-on-chip (SoC) memory and analog/mixed-signal intellectual property (IP), today reported financial results for its third quarter ended September 30, 2007.

    Third Quarter Highlights

    Total revenue for the third quarter of 2007 was $4.0 million, compared to $4.3 million in the second quarter of 2007 and $4.0 million in third quarter of 2006.

    Third quarter total revenue included $1.5 million of license revenue compared to $2.1 million in the previous quarter and $3.3 million in the third quarter of 2006. Royalty revenue increased approximately 12 percent to $2.4 million compared to $2.2 million in the previous quarter. Royalty revenue was $705,000 in the third quarter of 2006 and has grown on the strong demand for the Nintendo Wii game console.

    Business Summary

    "The Technology Licenses that we have signed over the past year on 1T-SRAM are now starting to generate royalties. Based on information provided to us by our licensees, we believe that there are several design wins that are now entering the production phase. We expect quarter over quarter royalty growth to continue throughout 2008 as additional design wins ramp into volume production," stated Chet Silvestri, Chief Executive Officer of MoSys.

    "In addition, we expect to see incremental licensing revenue from our 1T-FLASH and Mixed Signal technologies in 2008. Our licensing strategy for these newer technologies is also to focus on signing Technology Licenses at the advanced 65nm process nodes and beyond, similar to the approach we have taken with our 1T-SRAM," concluded Mr. Silvestri.

    Financial Results

    The third quarter gross margin percentage determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP) was 83
percent compared to 84 percent in the second quarter of 2007 and 96 percent in the third quarter of 2006.

    Total operating expenses were $7.3 million compared to $4.9 million in the second quarter of 2007. Operating expenses included a one-time charge of in-process research and development and intangible asset amortization of $1.2 million related to the recent acquisition of intellectual property from Atmel Corporation, as well as, additional operating expenses for the engineering personnel and operating costs that we agreed to incur as part of that acquisition.

    On a GAAP basis, net loss for the quarter was $2.8 million, or ($0.09) per share, including stock-based compensation charges of $894,000 and the in-process research and development and intangible asset amortization charge of $1.2 million. This compares to a net loss of $146,000, or ($0.00) per share, in the previous quarter and a net loss of $2.9 million, or ($0.09) per share, in the third quarter of 2006. Net loss per share for the quarter on a GAAP basis was computed using 32,274,000 shares.

    Non-GAAP net loss for the third quarter of 2007, which excludes stock-based compensation charges of $894,000 and $1.2 million in the in-process research and development and amortization charges, was $766,000, or ($0.02) per share. Net loss per share for the quarter on a non-GAAP basis was computed using 32,274,000 shares. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

    Cash, cash equivalents and long and short-term investments totaled approximately $85.6 million as of September 30, 2007. Cash expenditures during the quarter included $1.4 million for the acquisition of certain analog mixed/signal designs and intellectual property from Atmel Corporation and the repurchase of common stock under the Company's repurchase program at a cost of approximately $641,000.

    Business Outlook

    The Company expects royalty revenue to continue to grow sequentially in the fourth quarter while total revenue is projected to remain flat. Additional financial details regarding the Company's business outlook will be provided during their conference call at 1:30 p.m. Pacific Time (PT) on Tuesday, October 30, 2007.

    Third Quarter 2007 Financial Results Webcast/ Conference Call

    MoSys management will host a conference call and webcast with investors today, October 30, 2007, at 1:30 p.m. PT (4:30 p.m. ET) to discuss the third quarter 2007 financial results and the business outlook. Investors and other interested parties may access the call by dialing 1-866-277-1184 in the U.S. (1-617-597-5360 outside of the
U.S.), and entering the passcode 76456881 at least 10 minutes prior to the start of the call. In addition, an audio webcast will be available through the MoSys website at http://www.mosys.com. A telephonic replay will be available for 48 hours following the call at 888-286-8010 in the U.S. (617-801-6888 outside of the U.S.), passcode of 85202789.

    Use of Non-GAAP Financial Measures

    To supplement MoSys' consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation and a one-time charge of in-process research and development and amortization of intangibles in connection with the acquisition. MoSys management uses the above non-GAAP financial measures internally to understand, manage and evaluate our business. MoSys believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures, which exclude the effects of stock-based compensation and in-process research and development and amortization charges of intangibles in connection with the acquisition, in order to assess the performance of our continuing operations and for planning and forecasting in future periods. The presentation of these non-GAAP measures is intended to provide investors with an understanding of our operational results and trends that enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. MoSys believes the presentation of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

    Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table immediately below the Condensed Consolidated Statements of Operations. For additional information regarding these non-GAAP financial measures, and management's explanation of why it considers such measures to be useful, refer to the Form 8-K dated October 30, 2007 that we have submitted to the Securities and Exchange Commission.

    Forward-Looking Statements

    This press release may contain forward-looking statements about the Company including, without limitation, benefits and performance expected from use of the Company's 1T-SRAM and 1T-FLASH, and analog/mixed signal technologies.

    Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include but are not limited to, customer acceptance of our 1T-SRAM, 1T-FLASH or analog/mixed signal technologies, the timing and nature of the license agreements being signed with our customers and their requests for our services under existing license agreements, the timing of customer acceptance of our work under such agreements, the level of commercial success of licensees' products, ease of manufacturing and yields of devices incorporating our 1T-SRAM, our ability to enhance the 1T-SRAM technology or develop new technologies, the level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time, the vigor and growth of markets served by our licensees and customers and operations of the Company and other risks identified in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

    About MoSys, Inc.

    Founded in 1991, MoSys (Nasdaq:MOSY), develops, licenses and markets innovative memory and analog/mixed-signal technologies for semiconductors. MoSys' patented 1T-SRAM technologies offer a combination of high density, low power consumption, high speed and low cost unmatched by other available memory technologies. The single transistor bit cell used in 1T-SRAM memory results in the technology achieving much higher density than traditional four or six transistor SRAMs while using the same standard logic manufacturing processes. 1T-SRAM technologies also offer the familiar, refresh-free interface and high performance for random address access cycles associated with traditional SRAMs. In addition, these technologies can reduce operating power consumption by a factor of four compared with traditional SRAM technology, making them ideal for embedding large memories in System on Chip (SoC) designs. MoSys' licensees have shipped more than 135 million chips incorporating 1T-SRAM embedded memory technologies, demonstrating excellent manufacturability in a wide range of silicon processes and applications. MoSys is headquartered at 755 N. Mathilda Avenue, Sunnyvale, California 94085. More information is available on MoSys' website at http://www.mosys.com.




                             MOSYS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)

                         Three Months Ended       Nine Months Ended
                            September 30,           September 30,
                          2007        2006        2007        2006
                       ----------- ----------- ----------- -----------
                       (unaudited) (unaudited) (unaudited) (unaudited) Net Revenue:
  Licensing                 1,548       3,333       4,865       7,302
  Royalty                   2,421         705       6,570       2,598
                       ----------- ----------- ----------- -----------
     Total net revenue      3,969       4,038      11,435       9,900

Cost of Net Revenue:
  Licensing                   670         172       1,912         906
                       ----------- ----------- ----------- -----------
     Total cost of net
      revenue                 670         172       1,912         906

Gross Profit                3,299       3,866       9,523       8,994

Operating Expenses:
  Research and
   development              3,241       2,018       7,420       6,099
  Selling, general and
   administrative           2,945       3,350       8,350       8,785
  In-process research
   and development            966           -         966           -
  Amortization of
   acquired intangible
   assets                     197           -         197           -
  Litigation settlement         -       2,400           -       2,400
                       ----------- ----------- ----------- -----------
     Total operating
      expenses              7,349       7,768      16,933      17,284

  Loss from operations     (4,050)     (3,902)     (7,410)     (8,290)

  Other income/expenses     1,209       1,043       3,505       2,421
                       ----------- ----------- ----------- -----------
     Loss before income
      taxes                (2,841)     (2,859)     (3,905)     (5,869)

  Benefit (provision)
   for income taxes            18          (8)        (33)        (36)
                       ----------- ----------- ----------- -----------

Net loss               $   (2,823) $   (2,867) $   (3,938) $   (5,905)
                       =========== =========== =========== ===========

Net loss per share
  Basic                    ($0.09)     ($0.09)     ($0.12)     ($0.19)
  Diluted                  ($0.09)     ($0.09)     ($0.12)     ($0.19)

Shares used in
 computing net loss per
 share
  Basic                    32,274      31,386      31,950      31,233
  Diluted                  32,274      31,386      31,950      31,233



                             MOSYS, INC.
  Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
               (In thousands, except per share amounts)
                             (unaudited)

                                    Three Months    Nine Months Ended
                                        Ended
                                    September 30,     September 30,
                                    2007     2006     2007     2006
                                  -------- -------- -------- ---------

 GAAP net loss                    $(2,823) $(2,867) $(3,938) $ (5,905)
   Stock compensation expense
     -Cost of revenue                  95       23      317       127
     -Research and development        270      279      799       741
      Selling, general and
     - administrative                 529      401    1,458     1,062
                                  -------- -------- -------- ---------
      Total stock compensation
       expense                        894      703    2,574     1,930

   In-process research and
    development                       966        -      966         -
   Amortization of acquired
    intangible assets                 197        -      197         -

 Non-GAAP net loss                $  (766) $(2,164) $  (201) $ (3,975)
                                  ======== ======== ======== =========

 GAAP net loss per share           ($0.09)  ($0.09)  ($0.12)   ($0.19)
   Reconciling item:
     -Stock compensation expense     0.03     0.02     0.07      0.06
      In-process research and
     - development                   0.03              0.03
      Amortization of acquired
     - intangible assets             0.01        -     0.01         -

                                  -------- -------- -------- ---------
 Non-GAAP net loss per share:
  Basic and Diluted                ($0.02)  ($0.07)  ($0.01)   ($0.13)
                                  ======== ======== ======== =========

 Shares used in computing non-GAAP net
  loss per share
   Basic                           32,274   31,386   31,950    31,233
   Diluted                         32,274   31,386   31,950    31,233



                             MOSYS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                             September     December
                                                 30,          31,
                                                2007         2006
                                             -----------   ---------
                                             (unaudited)   (audited)
Assets:
  Current assets:
     Cash, cash equivalents and short-term
      investments                            $   71,447    $ 81,807
     Accounts receivable - net                      829       2,491
     Unbilled contract receivable                 1,218         360
     Prepaid expenses and other assets            2,156       2,831
                                             -----------   ---------
        Total current assets                     75,650      87,489

  Long-term investments                          14,189       2,492
  Property and equipment - net                    1,516         855
  Goodwill                                       12,326      12,326
  Intangible assets, net                          2,362           -
  Other assets                                      464         598
                                             -----------   ---------
        Total assets                         $  106,507    $103,760
                                             ===========   =========


Liabilities and Stockholders' Equity:
  Current liabilities:
     Accounts payable                        $      518    $    307
     Accrued expenses and other liabilities       1,896       1,865
     Deferred revenue                               194         619
                                             -----------   ---------
        Total current liabilities                 2,608       2,791

   Long-term portion of restructuring
    liability                                         -          54

  Stockholders' equity:
     Common stock, additional paid-in capital
      and others                                114,009     107,087
     Accumulated deficit                        (10,110)     (6,172)
                                             -----------   ---------
        Total stockholders' equity              103,899     100,915

                                             -----------   ---------
        Total liabilities and stockholders'
         equity                              $  106,507    $103,760
                                             ===========   =========



    CONTACT: MoSys, Inc., Sunnyvale
             Jim Pekarsky, CFO, 408-731-1846
             jimp@mosys.com
             or
             Shelton Investor Relations
             Beverly Twing, 972-239-5119 x 126
             Senior Account Manager
             btwing@sheltongroup.com